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Exhibit 10(f)

FIRST AMENDMENT TO OFFICE LEASE

        THIS FIRST AMENDMENT TO OFFICE LEASE (this "First Amendment") is made as of the 1st day of July, 2004 by and between TDC CANADA, INC., a Canadian corporation and WACKER GP, INC., a Delaware corporation (collectively, "Landlord") and QUIXOTE CORPORATION, a Delaware corporation ("Tenant"),

WITNESSETH:

        A.    Landlord and Tenant entered into a certain office lease (the "Lease") dated August 30, 2003, whereby Landlord leased to Tenant certain premises (the "Original Premises") consisting of 18,789 rentable square feet of office space on the eleventh (11th) floor (Suite 1100) of that certain office building located at 35 East Wacker Drive, Chicago, Illinois, for a lease term to expire on February 28, 2019.

        B.    Landlord and Tenant desire to amend the Lease to reflect the lease by Landlord to Tenant of certain additional space located on the eleventh (11th) floor of the aforesaid building, subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.    Definitions.    Each capitalized term used in this First Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

        2.    First Additional Space.

          (a)   Landlord leases to Tenant and Tenant leases from Landlord those certain premises (the "First Additional Space") containing 125 rentable square feet of office space located on the eleventh (11th) floor (Suite 1110) of the Building, as shown on Exhibit A attached hereto. The First Additional Space is leased for a lease term commencing on July 1, 2004 and expiring on February 28, 2019, unless sooner terminated as provided in the Lease and subject to renewal as provided in Paragraph 2(e) below. Tenant may take occupancy of the First Additional Space on or after the full execution of this First Amendment. The First Additional Space is leased upon all of the same terms and provisions as are contained in the Lease, except as otherwise provided in this First Amendment or as may be inconsistent with the provisions of this First Amendment. From and after the full execution of this First Amendment, all references in the Lease to "Premises" shall mean and refer to the Original Premises and the First Additional Space, collectively.

          (b)   Effective as of July 1, 2004, Tenant shall pay Base Rent for the First Additional Space in the following amounts for the following periods:

FIRST ADDITIONAL SPACE (125 RSF)

PERIOD	MONTHLY BASE RENT	ANNUAL BASE RENT	ANNUAL BASE RENT PER RSF
7/1/04 - 2/28/05	$255.21	$2,041.68 (8 months)	$24.50
3/1/05 - 2/28/06	260.42	3,125.00	25.00
3/1/06 - 2/28/07	265.63	3,187.50	25.50
3/1/07 - 2/29/08	270.83	3,250.00	26.00
3/1/08 - 2/28/09	276.04	3,312.50	26.50
3/1/09 - 2/28/10	281.25	3,375.00	27.00
3/1/10 - 2/28/11	286.46	3,437.50	27.50
3/1/11 - 2/29/12	291.67	3,500.00	28.00
3/1/12 - 2/28/13	296.88	3,562.50	28.50
3/1/13 - 2/28/14	302.08	3,625.00	29.00
3/1/14 - 2/28/15	307.29	3,687.50	29.50
3/1/15 - 2/29/16	312.50	3,750.00	30.00
3/1/16 - 2/28/17	317.71	3,812.50	30.50
3/1/17 - 2/28/18	322.92	3,875.00	31.00
3/1/18 - 2/28/19	328.13	3,937.50	31.50

          (c)   Effective as of July 1, 2004, Tenant shall pay Additional Rent under Section 4.2 of the Lease for the First Additional Space and with respect to the First Additional Space, (i) "Base Year" shall mean 2004, and (ii) "Tenant's Share" shall mean 0.0241%.

          (d)   Exhibit B attached to the Lease shall apply to the First Additional Space, but with respect to the First Additional Space, "Landlord's Allowance" (or the "Allowance" or "Landlord's Contribution") shall mean and be $8,125.00 (i.e., $65.00 per rentable square foot of the First Additional Space). By taking possession of the First Additional Space hereunder, Tenant accepts the First Additional Space as being in good order, condition and repair, and otherwise "As-Is", "Where-Is" and with all faults, known or unknown.

          (e)   Section 28.4 of the Lease shall apply to the First Additional Space, and Tenant shall have two (2) options to extend the Term for the First Additional Space for five (5) years each, subject to the terms and conditions of said Section 28.4.

          (f)    Section 28.5 of the Lease shall apply to the First Additional Space, and Tenant shall have the right to terminate the Lease, as hereby amended, with respect to the First Additional Space, subject to the terms and conditions of said Section 28.5. For purposes of Section 28.5B of the Lease, the portion of the termination fee payable with respect to the First Additional Space shall be an amount equal to all of the transaction costs (pertaining to this First Amendment), to the extent the same remain unamortized (at an interest factor of 8%).

        3.    Broker.    Tenant represents to Landlord that Tenant has not dealt with any real estate broker, salesperson or finder in connection with this First Amendment, and no such person initiated or participated in the negotiation of this First Amendment or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys' fees) arising from either (a) a claim for a fee or commission made by any broker claiming to have acted by or on behalf of Tenant in connection with this First Amendment, or (b) a claim of, or right to, lien under the Statutes of Illinois, relating to real estate broker liens with respect to any broker retained by Tenant. Landlord agrees to pay any commissions owing to the Broker by reason of this First Amendment pursuant to separate agreement between Landlord and the Broker.

        4.    Anti-Terrorism Representation.    Neither Tenant nor any of its affiliates or constituents nor, to the best of Tenant's knowledge (without independent investigation or inquiry), any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time ("Anti-Terrorism Order") or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Tenant nor any of its affiliates or constituents nor, to the best of Tenant's knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department's Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order, and to the best of Tenant's knowledge (without independent investigation or inquiry), neither Tenant nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person. If at any time this representation becomes false then it shall be considered a default under the Lease, as amended hereby, and Landlord shall have the right to exercise all of the remedies set forth in the Lease in the event of a default or to terminate the Lease immediately.

        5.    Submission.    Submission of this First Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this First Amendment unless and until this First Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this First Amendment to Landlord shall constitute an irrevocable offer by Tenant on the terms and conditions herein contained, which offer may not be revoked for fifteen (15) days after such delivery.

        6.    Limitation of Liability.    The provisions of Section 23 of the Lease are incorporated herein by this reference and shall expressly apply with respect to this First Amendment.

        7.    Binding Effect.    The Lease, as heretofore and hereby amended, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. This First Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

        8.    Conflict.    In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

IN WITNESS WHEREOF, this First Amendment is executed as of the day and year aforesaid.

TENANT:
QUIXOTE CORPORATION, a Delaware corporation
By:	/s/ DANIEL P. GOREY
Title:	Vice President and Chief Financial Officer
LANDLORD:
TDC CANADA, INC., a Canadian corporation
By:	/s/ RUDY BANDUCCI
Title:	Vice President
WACKER GP, INC., a Delaware corporation
By:	/s/ RUDY BANDUCCI
Title:	Vice President

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FIRST AMENDMENT TO OFFICE LEASE